                  GENWORTH LIFE AND ANNUITY INSURANCE COMPANY
             GUARANTEED MINIMUM WITHDRAWAL BENEFIT FOR LIFE RIDER

This rider is added to the Contract. It provides for a guaranteed minimum withdrawal benefit for the life of the Annuitant(s) as described below. In order to obtain the full benefit described in this rider, your withdrawals must be limited. You must allocate Contract Value to the prescribed Investment Strategy. You may terminate this rider apart from the Contract on any Contract anniversary on or after the [5th] Contract anniversary.

All rider terms will have the same meaning as under the Contract, unless otherwise provided.

Asset Allocation Model - The Asset Allocation Model shown on the Contract Data Pages.

Benefit Base - On each Valuation Day, the Benefit Base is the greatest of the Contract Value on the prior Contract anniversary, the Withdrawal Base and the Roll-Up Value.

Benefit Year - Each one-year period following the Contract Date and each anniversary of that date.

Designated Subaccounts - The Designated Subaccounts shown on the Contract Data Pages.

Gross Withdrawal - An amount withdrawn from Contract Value including any surrender charge, any taxes withheld and any applicable premium taxes.

Investment Strategy - The Asset Allocation Model and/or Designated Subaccounts for this rider.

Roll-Up Value - An amount used to calculate the Withdrawal Limit. The Roll-Up Value on the Contract Date is equal to the initial Purchase Payment.

Withdrawal Base - An amount used to establish the Withdrawal Limit. The Withdrawal Base on the Contract Date is equal to the initial Purchase Payment.

Withdrawal Factor - The percentage shown on the Contract Data Pages used to establish the Withdrawal Limit. The Withdrawal Factor is based on the age of the younger Annuitant on the earlier of the Valuation Day of the first Gross Withdrawal and the Valuation Day when the Contract Value is reduced to [$100].

Withdrawal Limit - The total amount you may withdraw in a Benefit Year without reducing the guaranteed minimum withdrawal benefit provided under this rider.

Investment Strategy

You must allocate all Contract Value to the Investment Strategy. The Investment Strategy options are shown on the Contract Data Pages and may include Designated Subaccounts and/or Asset Allocation Models.

On a monthly basis, we will rebalance Contract Value to the Subaccounts in accordance with the percentages allocated. In addition, on any Valuation Day after any transaction involving a withdrawal, receipt of a Purchase Payment or a transfer of Contract Value, we will rebalance

P5362 09/07                         1

Contract Value to the Subaccounts in accordance with the percentages allocated, unless you instruct us otherwise. Your allocation instructions must always comply with the Investment Strategy.

The Guarantee Account, if any, under the Contract will not be available as an Investment Option under this rider for as long as this rider is in effect.

Guaranteed Minimum Withdrawal Benefit

If you limit total Gross Withdrawals in a Benefit Year to an amount no greater than the Withdrawal Limit, then you will be eligible to receive total Gross Withdrawals in each Benefit Year equal to the Withdrawal Limit until the last death of an Annuitant.

Withdrawal Limit

The Withdrawal Limit is calculated on each Valuation Day. The Withdrawal Limit equals the Benefit Base multiplied by the Withdrawal Factor.

The Withdrawal Factor is established based on the age of the younger Annuitant on the earlier of the Valuation Day of the first Gross Withdrawal and the Valuation Day when the Contract Value is reduced to [$100]. The Withdrawal Factor percentages are shown on the Contract Data Pages.

Withdrawal Base

An amount used to establish the Withdrawal Limit. The Withdrawal Base on the Contract Date is equal to the initial Purchase Payment. The Withdrawal Base may change as a result of a Purchase Payment, withdrawal, or reset as described below.

Roll-Up Value

The initial Roll-Up Value equals your Purchase Payment(s). We will increase your Roll-Up Value on each day. The new Roll-Up Value is equal to the sum of
(a) and (b), multiplied by (c), where:

     (a) is the Roll-Up Value on the prior day;

     (b) is any Purchase Payment(s) made on the prior Valuation Day;

     (c) is the daily roll-up factor shown on the Contract Data Pages.

On each Contract anniversary, if the Withdrawal Base is greater than the current Roll-Up Value the Roll-Up Value will be increased to the Withdrawal Base. The Roll-Up Value will continue to increase until the date of the first withdrawal or the later of the [10th] anniversary of the Contract Date and the date the older Annuitant turns age [65]. The Roll-Up Value will not increase after this date.

On any Valuation Day you make a Gross Withdrawal, if that Gross Withdrawal plus all prior Gross Withdrawals in a Benefit Year is in excess of the Withdrawal Limit, your Roll-Up Value will be reduced to zero. The Roll-Up Value will not increase after this date.

Purchase Payments

Any Purchase Payment applied to your Contract will adjust your Withdrawal Base and may adjust your Roll-Up Value as described in the Roll-Up Value section above. You must allocate all assets to the prescribed Investment Strategy.

We reserve the right to not adjust the Withdrawal Base, and/or the Roll-Up Value for any additional Purchase Payments.

P5362 09/07                         2

Reset of the Benefit

We will reset your Withdrawal Base to your Contract Value [on an annual anniversary of the Contract Date] when your Contract Value is higher than the Withdrawal Base. If this day is not a Valuation Day, the reset will occur on the next Valuation Day. On the Valuation Day we reset your benefit, we will reset the Investment Strategy to the current Investment Strategy and reset the charges for this rider. The new charges, which may be higher than your previous charges, will never exceed the maximum rider charge as shown on the Contract Data Pages. The reset date must be at least [12 months] after the later of the Contract Date and the last reset date.

Resets will occur automatically unless such automatic resets are or have been terminated as described below.

Automatic resets will continue until and unless:

     (a) you submit a written request to terminate automatic resets (such request must be received [at least 15 days] prior to the Contract anniversary date);

     (b) the Investment Strategy changes, allocations are affected, and we do not receive confirmation of new allocations;

     (c) the Annuity Commencement Date is reached; or

     (d) there is a change in ownership of the Contract.

If automatic resets have terminated, you may later reinstate automatic resets for any future Contract anniversary by submitting a written request to do so; provided you are following the Investment Strategy and you have not reached the Annuity Commencement Date.

Any change to the charges or to the required Investment Strategy for this rider will be communicated to you in writing prior to the Contract anniversary date. Upon reset, these changes will apply. The reset provision will end if, on the Contract anniversary, any Annuitant is older than the maximum reset age as shown on the Contract Data Pages.

Withdrawals

If a Gross Withdrawal plus all prior Gross Withdrawals in a Benefit Year is in excess of the Withdrawal Limit, your Withdrawal Base and Roll-Up Value are reduced.

The new Withdrawal Base equals the lesser of (a) and (b), where:

     (a) is the Contract Value on the Valuation Day after the Gross Withdrawal; and

     (b) is the prior Withdrawal Base minus the Gross Withdrawal.

The new Roll-Up Value will be zero. Additional Purchase Payments will not increase the Roll-Up Value.

If the total Gross Withdrawals in a Benefit Year are less than or equal to the Withdrawal Limit, we will waive any surrender charge on the Gross Withdrawals.

Required Minimum Distributions

The Withdrawal Limit will be increased for any Benefit Year to the extent necessary to meet any minimum distribution requirements (before death) under federal tax law. This increase applies only to the required minimum distribution based on the value of the Contract.

P5362 09/07                         3

Reduction in Contract Value

After taking a withdrawal, your Contract Value may be less than the amount required to keep your Contract in effect. In this event, or if your Contract Value is reduced to [$100], the following will occur:

    . If the Withdrawal Limit is less than [$100], we will pay you the greatest of the following:

         (a) the Contract Value; and

         (b) a lump sum equal to the present value of future lifetime payments in the amount of the Withdrawal Limit calculated using the [2000 Annuity Mortality Table] and an interest rate of [3%].

    . If the Withdrawal Limit is greater than [$100], we will begin Income Payments. We will make payments of a fixed amount for the life of the Annuitant or, if there are Joint Annuitants, the last surviving Annuitant. The fixed amount payable annually will equal the most recently calculated Withdrawal Limit. We will make payments monthly unless agreed otherwise. If the monthly amount is less than [$100], we will reduce the frequency so that the payment will be at least [$100].

Death Provisions

At the death of the last Annuitant, a Death Benefit may be payable under the Contract. The amount of any Death Benefit payable will be the greater of
(a) and (b), where:

     (a) is the Death Benefit as calculated under the base Contract; and

     (b) is any amount payable by any other optional death benefit rider, if applicable.

The Death Benefit payable will be paid according to the distribution rules under the Contract.

If the designated beneficiary is a surviving spouse who is not an Annuitant, whose age is [45] through [85], and who elects to continue the Contract as the new Owner, this rider will continue. The Withdrawal Base and Roll-Up Value for the new Owner will be the Death Benefit determined as of the first Valuation Day we receive at our [Home Office] due proof of death and all required forms. The Withdrawal Factor for the new Owner will be based on the age of that Owner on the date of the first Gross Withdrawal for that Owner.

If the designated beneficiary is a surviving spouse who is an Annuitant and who elects to continue the Contract as the Owner, this rider will continue. The Withdrawal Base and Roll-Up Value will be the same as it was under the Contract for the deceased Owner. If no withdrawals were taken prior to the first Valuation Day we receive due proof of death and all required forms at our [Home Office], the Withdrawal Factor for the surviving spouse will be established based on the age of the surviving spouse on the date of the first Gross Withdrawal for the surviving spouse. Otherwise, the Withdrawal Factor will continue as it was under the Contract for the deceased Owner.

If the surviving spouse cannot continue the rider, the rider and the rider charge will terminate.

Rider Charge

A charge will be assessed for the guaranteed minimum withdrawal benefit. The charge for the guaranteed minimum withdrawal benefit is calculated [quarterly] as a percentage of the Benefit Base and deducted [quarterly] from the Contract Value. The charges are shown on the Contract Data Pages. We may apply different charges for the rider for a Contract that is a single Annuitant contract and a Contract that is a Joint Annuitant contract. Once a Contract is a

P5362 09/07                         4

Joint Annuitant contract and the Joint Annuitant rider charge is applied, the Joint Annuitant rider charge will continue while the rider is in effect. If a spouse is added as Joint Annuitant after the Contract is issued, new charges may apply. These new charges may be higher than the charges previously applied to your Contract. The charges for this rider will never exceed the maximum charge as shown on the Contract Data Pages. On the day the rider and/or the Contract terminates, the charges for this rider will be calculated, prorata, and deducted.

When this Rider is Effective

The rider becomes effective on the Contract Date. It will remain in effect while this Contract is in force and before the Annuity Commencement Date. You may terminate this rider apart from the Contract on any Contract anniversary on or after the 5th Contract anniversary. Otherwise this rider and the corresponding charges will terminate on the Annuity Commencement Date.

Change of Ownership

We must approve any assignment or sale of this Contract unless under a court ordered assignment.

General Provisions

For purposes of this rider:

    . A non-natural entity Owner must name an Annuitant and may name the Annuitant's spouse as a Joint Annuitant.

    . An individual Owner must also be an Annuitant and may name his/her spouse as Joint Annuitant at issue.

    .  A Joint Owner must be the Owner's spouse.

    . If you marry after issue, you may add your spouse as a Joint Owner and Joint Annuitant or as a Joint Annuitant only, subject to our approval.

For Genworth Life and Annuity Insurance Company,

                                                  /s/ Pamela S. Schutz
                                                  -----------------------------
                                                  Pamela S. Schutz
                                                  President

P5362 09/07                         5

                  GENWORTH LIFE AND ANNUITY INSURANCE COMPANY
             GUARANTEED MINIMUM WITHDRAWAL BENEFIT FOR LIFE RIDER

This rider is added to the Contract. It provides for a guaranteed minimum withdrawal benefit for the life of the Annuitant(s) as described below. In order to obtain the full benefit described in this rider, your withdrawals must be limited. You must allocate Contract Value to the prescribed Investment Strategy. You may terminate this rider apart from the Contract on any Contract anniversary on or after the [5th] Contract anniversary.

All rider terms will have the same meaning as under the Contract, unless otherwise provided.

Asset Allocation Model - The Asset Allocation Model shown on the Contract Data Pages.

Benefit Base - On each Valuation Day, the Benefit Base is the greatest of the Contract Value on the prior Contract anniversary, the Withdrawal Base and the Roll-Up Value.

Benefit Year - Each one-year period following the Contract Date and each anniversary of that date.

Designated Subaccounts - The Designated Subaccounts shown on the Contract Data Pages.

Gross Withdrawal - An amount withdrawn from Contract Value including any surrender charge, any taxes withheld and any applicable premium taxes.

Investment Strategy - The Asset Allocation Model and/or Designated Subaccounts for this rider.

Principal Protection Death Benefit - The death benefit provided under this rider for an additional charge.

Roll-Up Value - An amount used to calculate the Withdrawal Limit. The Roll-Up Value on the Contract Date is equal to the initial Purchase Payment.

Withdrawal Base - An amount used to establish the Withdrawal Limit. The Withdrawal Base on the Contract Date is equal to the initial Purchase Payment.

Withdrawal Factor - The percentage shown on the Contract Data Pages used to establish the Withdrawal Limit. The Withdrawal Factor is based on the age of the younger Annuitant on the earlier of the Valuation Day of the first Gross Withdrawal and the Valuation Day when the Contract Value is reduced to [$100].

Withdrawal Limit - The total amount you may withdraw in a Benefit Year without reducing the guaranteed minimum withdrawal benefit provided under this rider.

Investment Strategy

You must allocate all Contract Value to the Investment Strategy. The Investment Strategy options are shown on the Contract Data Pages and may include Designated Subaccounts and/or Asset Allocation Models.

P5362DB 09/07                       1

On a monthly basis, we will rebalance Contract Value to the Subaccounts in accordance with the percentages allocated. In addition, on any Valuation Day after any transaction involving a withdrawal, receipt of a Purchase Payment or a transfer of Contract Value, we will rebalance Contract Value to the Subaccounts in accordance with the percentages allocated, unless you instruct us otherwise. Your allocation instructions must always comply with the Investment Strategy.

The Guarantee Account, if any, under the Contract will not be available as an Investment Option under this rider for as long as this rider is in effect.

Guaranteed Minimum Withdrawal Benefit

If you limit total Gross Withdrawals in a Benefit Year to an amount no greater than the Withdrawal Limit, then you will be eligible to receive total Gross Withdrawals in each Benefit Year equal to the Withdrawal Limit until the last death of an Annuitant.

Withdrawal Limit

The Withdrawal Limit is calculated on each Valuation Day. The Withdrawal Limit equals the Benefit Base multiplied by the Withdrawal Factor.

The Withdrawal Factor is established based on the age of the younger Annuitant on the earlier of the Valuation Day of the first Gross Withdrawal and the Valuation Day when the Contract Value is reduced to [$100]. The Withdrawal Factor percentages are shown on the Contract Data Pages.

Withdrawal Base

An amount used to establish the Withdrawal Limit. The Withdrawal Base on the Contract Date is equal to the initial Purchase Payment. The Withdrawal Base may change as a result of a Purchase Payment, withdrawal, or reset as described below.

Roll-Up Value

The initial Roll-Up Value equals your Purchase Payment(s). We will increase your Roll-Up Value on each day. The new Roll-Up Value is equal to the sum of
(a) and (b), multiplied by (c), where:

     (a) is the Roll-Up Value on the prior day;

     (b) is any Purchase Payment(s) made on the prior Valuation Day;

     (c) is the daily roll-up factor shown on the Contract Data Pages.

On each Contract anniversary, if the Withdrawal Base is greater than the current Roll-Up Value the Roll-Up Value will be increased to the Withdrawal Base. The Roll-Up Value will continue to increase until the date of the first withdrawal or the later of the [10th] anniversary of the Contract Date and the date the older Annuitant turns age [65]. The Roll-Up Value will not increase after this date.

On any Valuation Day you make a Gross Withdrawal, if that Gross Withdrawal plus all prior Gross Withdrawals in a Benefit Year is in excess of the Withdrawal Limit, your Roll-Up Value will be reduced to zero. The Roll-Up Value will not increase after this date.

Purchase Payments

Any Purchase Payment applied to your Contract will adjust your Withdrawal Base and Principal Protection Death Benefit, and may adjust your Roll-Up Value as described in the Roll-Up Value section above. You must allocate all assets to the prescribed Investment Strategy.

P5362DB 09/07                       2

We reserve the right to not adjust the Withdrawal Base, Principal Protection Death Benefit, and/or the Roll-Up Value for any additional Purchase Payments.

Reset of the Benefit

We will reset your Withdrawal Base to your Contract Value [on an annual anniversary of the Contract Date] when your Contract Value is higher than the Withdrawal Base. If this day is not a Valuation Day, the reset will occur on the next Valuation Day. On the Valuation Day we reset your benefit, we will reset the Investment Strategy to the current Investment Strategy and reset the charges for this rider. The new charges, which may be higher than your previous charges, will never exceed the maximum aggregate rider charge as shown on the Contract Data Pages. The reset date must be at least [12 months] after the later of the Contract Date and the last reset date.

Resets will occur automatically unless such automatic resets are or have been terminated as described below.

Automatic resets will continue until and unless:

     (a) you submit a written request to terminate automatic resets (such request must be received [at least 15 days] prior to the Contract anniversary date);

     (b) the Investment Strategy changes, allocations are affected, and we do not receive confirmation of new allocations;

     (c) the Annuity Commencement Date is reached; or

     (d) there is a change in ownership of the Contract.

If automatic resets have terminated, you may later reinstate automatic resets for any future Contract anniversary by submitting a written request to do so; provided you are following the Investment Strategy and you have not reached the Annuity Commencement Date.

Any change to the charges or to the required Investment Strategy for this rider will be communicated to you in writing prior to the Contract anniversary date. Upon reset, these changes will apply. The reset provision will end if, on the Contract anniversary, any Annuitant is older than the maximum reset age as shown on the Contract Data Pages.

Withdrawals

If a Gross Withdrawal plus all prior Gross Withdrawals in a Benefit Year is in excess of the Withdrawal Limit, your Withdrawal Base, Principal Protection Death Benefit and Roll-Up Value are reduced.

The new Withdrawal Base equals the lesser of (a) and (b), where:

     (a) is the Contract Value on the Valuation Day after the Gross Withdrawal; and

     (b) is the prior Withdrawal Base minus the Gross Withdrawal.

The new Principal Protection Death Benefit will equal the lesser of (a) and
(b), where:

     (a) is the Contract Value on the Valuation Day after the Gross Withdrawal; and

     (b) is the prior Principal Protection Death Benefit minus the Gross Withdrawal.

The new Roll-Up Value will be zero. Additional Purchase Payments will not increase the Roll-Up Value.

P5362DB 09/07                       3

If the total Gross Withdrawals in a Benefit Year are less than or equal to the Withdrawal Limit, we will waive any surrender charge on the Gross Withdrawals.

Required Minimum Distributions

The Withdrawal Limit will be increased for any Benefit Year to the extent necessary to meet any minimum distribution requirements (before death) under federal tax law. This increase applies only to the required minimum distribution based on the value of the Contract.

Reduction in Contract Value

After taking a withdrawal, your Contract Value may be less than the amount required to keep your Contract in effect. In this event, or if your Contract Value is reduced to [$100], the following will occur:

    . If the Withdrawal Limit is less than [$100], we will pay you the greatest of the following:

         (a) the Contract Value;

         (b) a lump sum equal to the present value of future lifetime payments in the amount of the Withdrawal Limit calculated using the [2000 Annuity Mortality Table] and an interest rate of [3%]; and

         (c) the Principal Protection Death Benefit.

    . If the Withdrawal Limit is greater than [$100], we will begin Income Payments. We will make payments of a fixed amount for the life of the Annuitant or, if there are Joint Annuitants, the last surviving Annuitant. The fixed amount payable annually will equal the most recently calculated Withdrawal Limit. We will make payments monthly unless agreed otherwise. If the monthly amount is less than [$100], we will reduce the frequency so that the payment will be at least [$100]. The Principal Protection Death Benefit will continue under this provision. The Principal Protection Death Benefit will be reduced by each payment. The Principal Protection Death Benefit, if any, will be payable on the last death of an Annuitant.

Principal Protection Death Benefit

The Principal Protection Death Benefit is used to determine the death benefit, if any, payable under this Contract and rider as described in the Death Provisions section below.

The Principal Protection Death Benefit on the Contract Date is equal to the initial Purchase Payment. Purchase Payments in a Benefit Year increase the Principal Protection Death Benefit.

Gross Withdrawals in a Benefit Year decrease the Principal Protection Death Benefit. If a Gross Withdrawal plus all prior Gross Withdrawals in a Benefit Year is less than or equal to the Withdrawal Limit, the Principal Protection Death Benefit will be reduced by the Gross Withdrawal. If a Gross Withdrawal plus all prior Gross Withdrawals in a Benefit Year is in excess of the Withdrawal Limit, your Principal Protection Death Benefit will equal the lesser of (a) and (b), where:

     (a) is the Contract Value on the Valuation Day after the Gross Withdrawal; and

     (b) is the prior Principal Protection Death Benefit minus the Gross Withdrawal.

P5362DB 09/07                       4

Death Provisions

At the death of the last Annuitant, a Death Benefit may be payable under this Contract and rider. The amount of any Death Benefit payable will be the greatest of (a), (b) and (c), where:

     (a) is the Death Benefit as calculated under the base Contract;

     (b) is the Principal Protection Death Benefit; and

     (c) is any amount payable by any other optional death benefit rider, if applicable.

The Death Benefit payable will be paid according to the distribution rules under the Contract.

If the designated beneficiary is a surviving spouse who is not an Annuitant, whose age is [45] through [85], and who elects to continue the Contract as the new Owner, this rider will continue. The Withdrawal Base and Roll-Up Value for the new Owner will be the Death Benefit determined as of the first Valuation Day we receive at our [Home Office] due proof of death and all required forms. The Withdrawal Factor for the new Owner will be based on the age of that Owner on the date of the first Gross Withdrawal for that Owner.

If the designated beneficiary is a surviving spouse who is an Annuitant and who elects to continue the Contract as the Owner, this rider will continue. The Withdrawal Base and Roll-Up Value will be the same as it was under the Contract for the deceased Owner. If no withdrawals were taken prior to the first Valuation Day we receive due proof of death and all required forms at our [Home Office], the Withdrawal Factor for the surviving spouse will be established based on the age of the surviving spouse on the date of the first Gross Withdrawal for the surviving spouse. Otherwise, the Withdrawal Factor will continue as it was under the Contract for the deceased Owner.

If the surviving spouse cannot continue the rider, the rider and the rider charges will terminate.

Rider Charge

A charge will be assessed for the guaranteed minimum withdrawal benefit. Another charge will be assessed for the Principal Protection Death Benefit. The charge for the guaranteed minimum withdrawal benefit is calculated [quarterly] as a percentage of the Benefit Base and deducted [quarterly] from the Contract Value. The charge for the Principal Protection Death Benefit is calculated [quarterly] as a percentage of the value of the Principal Protection Death Benefit and deducted [quarterly] from the Contract Value. The charges are shown on the Contract Data Pages. We may apply different charges for the rider for a Contract that is a single Annuitant contract and a Contract that is a Joint Annuitant contract. Once a Contract is a Joint Annuitant contract and the Joint Annuitant rider charge is applied, the Joint Annuitant rider charge will continue while the rider is in effect. If a spouse is added as Joint Annuitant after the Contract is issued, new charges may apply. These new charges may be higher than the charges previously applied to your Contract. The charges for this rider will never exceed the maximum aggregate charge as shown on the Contract Data Pages. On the day the rider and/or the Contract terminates, the charges for this rider will be calculated, prorata, and deducted.

When this Rider is Effective

The rider becomes effective on the Contract Date. It will remain in effect while this Contract is in force and before the Annuity Commencement Date. You may terminate this rider apart from the Contract on any Contract anniversary on or after the 5th Contract anniversary. Otherwise this rider and the corresponding charges will terminate on the Annuity Commencement Date.

P5362DB 09/07                       5

Change of Ownership

We must approve any assignment or sale of this Contract unless under a court ordered assignment.

General Provisions

For purposes of this rider:

  . A non-natural entity Owner must name an Annuitant and may name the Annuitant's spouse as a Joint Annuitant.

  . An individual Owner must also be an Annuitant and may name his/her spouse as Joint Annuitant at issue.

  .  A Joint Owner must be the Owner's spouse.

  . If you marry after issue, you may add your spouse as a Joint Owner and Joint Annuitant or as a Joint Annuitant only, subject to our approval.

For Genworth Life and Annuity Insurance Company,

                                                  /s/ Pamela S. Schutz
                                                  -----------------------------
                                                  Pamela S. Schutz
                                                  President

P5362DB 09/07                       6